                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                               IOMEGA CORPORATION
                (Name of Registrant as Specified In Its Charter)

                               IOMEGA CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                              [IOMEGA LETTERHEAD]

                                                                  March 23, 1999

To Our Stockholders:

     It is my pleasure to invite you to the 1999 Annual Meeting of Stockholders of Iomega Corporation. The meeting will be held on Tuesday, April 20, 1999 at 11:00 a.m. at the Marriott Hotel, 75 South West Temple, Salt Lake City, Utah. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be transacted at the meeting.

     I am also pleased to present Iomega's 1998 Annual Report, which will give you an update with respect to our challenges and accomplishments during 1998 and our plans for 1999 and beyond.

     Our proxy statement and annual report mailing is only one of the ways that we try to reach our stockholders. Please remember that there are other avenues for communication open to you throughout the year. They are: our toll-free fax-back service (1-888-88-IOMEGA), the IR section of our monthly Internet magazine, Iomegazine(TM) (www.iomega.com), and our Investor Information Line (1-801-332-3585).

     This year, most stockholders will be able to vote by telephone or the Internet. Instructions are on the stub portion of the enclosed proxy card. To assure proper representation of your shares at the meeting, please take a moment to vote by phone, via the Internet or by using the enclosed proxy card, at your earliest convenience.

                                          Sincerely yours,

                                          /s/ Jodie K. Glore
                                          JODIE K. GLORE
                                          President and
                                          Chief Executive Officer

                               IOMEGA CORPORATION
                              1821 WEST IOMEGA WAY
                                ROY, UTAH 84067

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                     TO BE HELD ON TUESDAY, APRIL 20, 1999

     The 1999 Annual Meeting of Stockholders of Iomega Corporation will be held at the Marriott Hotel, 75 South West Temple, Salt Lake City, Utah on Tuesday, April 20, 1999 at 11:00 a.m., local time. At the meeting, stockholders will act on the following matters:

     1. Election of three Class II directors, each for a term of three years;

     2. Amendment of Iomega's 1997 Stock Incentive Plan to increase the number of shares of common stock that may be issued under the plan from 12,000,000 to 20,500,000;

     3. Ratification of the selection of Arthur Andersen LLP as our independent auditors for the current year; and

     4. Any other business that may properly come before the meeting or any adjournment of the meeting.

     Stockholders of record at the close of business on February 22, 1999 are entitled to vote. Your vote is important regardless of the number of shares that you own. Kindly sign, date and return the enclosed proxy card, or follow the instructions provided for voting by phone or the Internet.

                                          By Order of the Board of Directors,

                                          LAURIE BARTLETT KEATING
                                          Senior Vice President, General Counsel
                                          and Secretary

Roy, Utah
March 23, 1999

                               TABLE OF CONTENTS

     Voting Procedures......................................    1
     Item One -- Election of Directors......................    3
       Stock Ownership Information..........................   12
       Corporate Governance.................................   14
       Director Compensation................................   16
       Executive Compensation...............................   18
       Stock Performance Graph..............................   23
     Management Development and Compensation Committee
      Report on Executive Compensation......................   24
     Item Two -- Amendment of 1997 Stock Incentive Plan.....   27
     Item Three -- Ratification of Selection of Auditors....   30
     Additional Information.................................   30

--------------------------------------------------------------------------------

             PROXY STATEMENT -- 1999 ANNUAL MEETING OF STOCKHOLDERS
--------------------------------------------------------------------------------

     This proxy statement contains information about the 1999 Annual Meeting of Stockholders of Iomega Corporation. The meeting is scheduled to be held on Tuesday, April 20, 1999, beginning at 11:00 a.m., at the Marriott Hotel, 75 South West Temple, Salt Lake City, Utah.

     This proxy statement is furnished in connection with the solicitation of proxies by Iomega's Board of Directors. Iomega's Annual Report for 1998 was first mailed to stockholders, along with these proxy materials, on or about March 23, 1999.

-------------------------------------------------------
VOTING PROCEDURES
-------------------------------------------------------

WHO CAN VOTE?

     In order to vote, you must have been a stockholder of record at the close of business on February 22, 1999 (the "record date"). If your shares are owned of record in the name of a broker or other nominee, you should follow the voting instructions provided by your nominee.

     On the record date, there were 269,315,855 shares of Iomega's common stock issued, outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter to be voted upon.

HOW DO I VOTE?

     You may vote by completing and returning the enclosed proxy or by voting in person at the meeting. In addition, you may be able to vote by phone or via the Internet, as described below.

     VOTING BY PROXY. You may vote by completing and returning the enclosed proxy. Your proxy will be voted in accordance with your instructions. If you do not specify a choice on one of the matters described in this proxy statement, your proxy will be voted in favor of that matter.

     You may revoke your proxy at any time before its exercise by delivering a written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the meeting.

--------------------------------------------------------------------------------
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the meeting, please take the time to vote. This year, votes may be cast:
     - by phone
     - via the Internet
     - by traditional paper proxy
Please take a moment to read the instructions, choose the way to vote that you find most convenient and cast your vote as soon as possible.
--------------------------------------------------------------------------------

     VOTING BY PHONE OR INTERNET. If you are a stockholder of record (that is, if your stock is registered with the Company in your own name), you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card. If your shares are registered in the name of a broker or other nominee, your nominee may be participating in a program provided through ADP Investor Communication Services that allows you to vote by phone or the Internet. If so, the voting form your nominee sends you will provide telephone and Internet instructions.

     The last vote you submit chronologically (by any means) will supersede your prior vote(s). Also, if you vote by phone or the Internet, and later decide to attend the annual meeting, you may cancel your previous vote and vote in person at the meeting.

     VOTING IN PERSON. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot which will be available at the meeting.

WHAT CONSTITUTES A QUORUM?

     In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of a majority of the shares of common stock issued and outstanding on the record date and entitled to vote, or at least 134,657,928 shares.

     Shares of common stock represented in person or by proxy (including shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for purposes of determining whether a quorum exists.

     If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     ELECTION OF DIRECTORS. The three nominees receiving the highest number of votes, whether or not a majority of the total number of votes cast, will be elected.

     OTHER MATTERS. The affirmative vote of the holders of a majority of the shares of common stock voting on the matter is required to approve the two other matters scheduled to be voted on at the meeting.

HOW ARE VOTES COUNTED?

     Shares that (1) abstain from voting on a particular matter or (2) are held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote on a particular matter ("broker non-votes") will not be voted in favor of that matter, and will also not be counted as shares voting on the matter. Accordingly, abstentions and broker non-votes will have no effect on the outcome of voting on the matters to be voted on at the meeting.

ARE THERE OTHER MATTERS TO BE VOTED ON AT THE MEETING?

     The Board of Directors does not know of any other matters which may come before the meeting, and, under Iomega's bylaws, the deadline for stockholders to notify Iomega of any proposals or director nominations to be presented for action at the annual meeting has passed. If any other matters are properly presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment.

                        PLANNING TO ATTEND THE MEETING?

If you plan to attend the meeting and are a record holder, please check the appropriate box on the enclosed proxy card. If you hold your shares in "street name," please bring a statement from your broker showing your holdings. Seating at the meeting will be on a first-come, first-served basis. If you have any questions about the meeting, please call our Investor Information Line (1-801-332-3585). Photographs will be taken at the meeting for use by Iomega, and we may use these photographs in publications. If you attend the meeting, permission to use your picture will be assumed. The Marriott Hotel is handicap accessible. If you require special assistance, please call our Investor Information Line.

--------------------------------------------------------------------------------
                       ITEM ONE -- ELECTION OF DIRECTORS
--------------------------------------------------------------------------------
THE FIRST AGENDA ITEM TO BE VOTED ON IS THE ELECTION OF THREE
CLASS II DIRECTORS. THE BOARD HAS NOMINATED THREE PEOPLE, EACH
OF WHOM IS CURRENTLY SERVING AS A DIRECTOR OF IOMEGA, AND
RECOMMENDS THAT YOU VOTE FOR SUCH NOMINEES.

     Our Board of Directors is divided into three classes, with one class being elected each year and members of each class holding office for three-year terms. The Board of Directors currently consists of ten directors, four of whom are Class I Directors (with terms expiring at the 2001 Annual Meeting), three of whom are Class II Directors (with terms expiring at the 1999 Annual Meeting) and three of whom are Class III Directors (with terms expiring at the 2000 Annual Meeting).

     Two current directors, Messrs. Nolan and Sheehan, have informed the Board that they will retire upon the expiration of their respective terms as Class II directors. The Board extends its gratitude to Messrs. Nolan and Sheehan for their many contributions to Iomega over the years, and wishes them good health and good fortune in their well deserved retirement years.

     At the 1999 Annual Meeting, stockholders will have the opportunity to vote on the election of Messrs. Glore (who is currently serving as a Class III Director), Puckett (who is currently serving as a Class I Director) and Seidl (who is currently serving as a Class II Director). The persons named in the enclosed proxy will vote to elect these three nominees as directors, unless you withhold authority to vote for the election of any or all of the nominees by marking the proxy to that effect. All of the nominees have indicated their willingness to serve, if elected, but if any should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors.

--------------------------------------------------------------------------------
NOMINEES FOR CLASS II DIRECTORS -- TERMS TO EXPIRE IN 2002
--------------------------------------------------------------------------------

NAME                BUSINESS EXPERIENCE / DIRECTORSHIPS
-------------------------
--------------------------------------------------------------------------------
                    Jodie Glore was born in Burley,
                    Idaho and grew up in Ontario,
                    Oregon. After high school, he
                    enrolled in the United States
                    Military Academy at West Point
                    and graduated in 1969 with a
                    bachelor's degree in
                    engineering. He later spent 13
                    months in Germany and then
                    served in Vietnam for a year
                    with the 101st Airborne
                    Division. After being selected
                    to teach at West Point's
                    Department of Behavioral
                    Sciences and Leadership, he
                    earned a master's degree in
                    1975, with honors, in
                    Industrial and Labor Relations
                    from the University of Oregon
                    in Eugene, Oregon.

                    Mr. Glore's post-military
                    career began in 1979, when he
                    joined Allen-Bradley, now part
                    of Rockwell Automation, as
                    supervisor of special projects
                    for the company's Programmable
                    Control Division at Highland
                    Heights, Ohio. He supervised
                    and managed new product
                    development, marketing planning
                    services and product marketing
                    within the Programmable Control
                    Division until 1984, when he
                    was appointed director of
                    product management for
                    Allen-Bradley's Sensing
                    Division in Milwaukee,
                    Wisconsin. In 1985, Mr. Glore
                    joined Square D where he held
                    several management positions.
                    He was corporate vice president
                    of sales and marketing, with
                    sales exceeding $1.3 billion
                    annually, when he left in 1992
                    to rejoin Allen-Bradley as
                    senior vice president for the
                    Industrial Computer and
                    Communications Group, which
                    later became known as the
                    Automation Group. He was
                    appointed president of
                    Allen-Bradley in 1994.

                    In 1995, Mr. Glore was
                    appointed as president and
                    chief operating officer of
                    Rockwell Automation, a leading
                    supplier of industrial
                    automation products, systems
                    and software in North America,
                    and a division of Rockwell
                    International. Mr. Glore led
                    Rockwell Automation's growth
                    from $2.1 billion to $4.5
                    billion in just four years.
                    During his tenure at Rockwell,
                    Mr. Glore held several senior
                    management positions, including
                    corporate senior vice president
                    of Rockwell International and a
                    member of Rockwell's Corporate
                    Strategy Committee. Mr. Glore
                    was named chief executive
                    officer and president of Iomega
                    in October 1998.

                    Mr. Glore served as chairman of
                    the board of Reliance Electric
                    from 1995 until 1998 and was
                    elected as a member of BF
                    Goodrich's board of directors

                    in September 1998.

[PHOTO]

JODIE K. GLORE

AGE 51
DIRECTOR SINCE OCTOBER 1998
CURRENTLY SERVING AS A

CLASS III DIRECTOR

COMMITTEE

MEMBERSHIP:

- EXECUTIVE

NAME                BUSINESS EXPERIENCE / DIRECTORSHIPS
-------------------------
--------------------------------------------------------------------------------
                    Bernard Puckett was raised in
                    Magee, Mississippi. He is a
                    graduate of the University of
                    Mississippi with a bachelor of
                    science degree in mathematics.

                    Upon graduating from college,
                    Mr. Puckett joined IBM in
                    sales, ultimately becoming vice
                    president of sales for IBM's
                    Western U.S. division. He then
                    held multiple positions in
                    products, marketing and finance
                    at IBM from 1967 to 1993,
                    including vice president,
                    marketing-U.S.; director
                    business plans-worldwide; chief
                    financial officer, U.S.
                    marketing and service; vice
                    president,
                    communications-worldwide;
                    president of IBM's mainframe
                    division responsible for
                    worldwide development,
                    manufacturing and product
                    management; and senior vice
                    president and group executive
                    for applications solutions,
                    responsible for
                    industry-specific hardware and
                    software, and for IBM's entry
                    into the services sector
                    through IBM Consulting Group
                    and ISSC, IBM's outsourcing
                    group. Mr. Puckett capped his
                    career at IBM as its senior
                    vice president-corporate
                    strategy and development, where
                    he was responsible for driving
                    IBM's overall business strategy
                    and associated merger and
                    acquisition activity.

                    From 1994 to 1996, Mr. Puckett
                    was president, and beginning in
                    1995 was president and chief
                    executive officer, of Mobile
                    Telecommunications Technologies
                    ("MTEL"), which is now SKYTEL,
                    a worldwide paging company.

                    Mr. Puckett has been a private
                    investor since 1996. He
                    currently serves as a director
                    of R. R. Donnelley & Sons
                    Company, IMS Health, P-Com,
                    Inc., Neilson Media Research
                    and Software.com.

[PHOTO]
M. BERNARD PUCKETT

AGE 54
DIRECTOR SINCE FEBRUARY 1999

CURRENTLY SERVING AS A
CLASS I DIRECTOR

COMMITTEE

MEMBERSHIP:

- MANAGEMENT DEVELOPMENT AND COMPENSATION

NAME                BUSINESS EXPERIENCE / DIRECTORSHIPS
-------------------------
--------------------------------------------------------------------------------
                    John Michael ("Mick") Seidl was
                    raised in Wisconsin and Ohio.
                    He is a graduate of the United
                    States Military Academy at West
                    Point and has both a masters of
                    public administration degree
                    and a doctorate in political
                    economy and government from
                    Harvard University.

                    From 1961 to 1971, Mr. Seidl
                    served in the United States Air
                    Force where he advanced from
                    second lieutenant to captain.
                    As a captain, he was an
                    assistant professor in the
                    department of social services
                    at West Point from 1968 to
                    1971. From 1971 to 1973, Mr.
                    Seidl was a deputy assistant
                    secretary, program development
                    and budget, in the U.S.
                    Department of the Interior. Mr.
                    Seidl was a member of the
                    economic and public management
                    faculty at Stanford
                    University's graduate school of
                    business from 1974 to 1978.

                    Mr. Seidl held various
                    executive management positions
                    with subsidiaries of The
                    Natomas Company, a diversified
                    energy company with
                    international operations in
                    Indonesia, the U.K., the U.S.,
                    Canada, and several other
                    countries from 1977 through
                    1983. From 1984 to 1989, Mr.
                    Seidl held various executive
                    positions, including president,
                    chief operating officer and
                    director of Enron Corp., an
                    international energy company
                    formed in 1985 from the merger
                    of Houston Natural Gas
                    Corporation and InterNorth,
                    Inc. Mr. Seidl is the former
                    president and ex-director of
                    MAXXAM, Inc., which is a
                    sixty-five percent owner of
                    Kaiser Aluminum, and the parent
                    company of Pacific Lumber
                    Company and MAXXAM Property.
                    From 1989 to 1992, he served as
                    chairman and chief executive
                    officer of Kaiser Aluminum, and
                    from 1990 to 1992, he was
                    chairman and chief executive
                    officer of Pacific Lumber and
                    chairman of MAXXAM Property
                    Company.

                    After a brief retirement in
                    1993, Mr. Seidl joined CellNet
                    Data Systems, Inc., a provider
                    of low-cost wireless data
                    network services to the utility
                    industry. Mr. Seidl has served
                    as chairman, president and
                    chief executive officer of
                    CellNet since 1994.

                    Mr. Seidl is a director of the
                    Denver, Colorado-based St.
                    Mary's Land and Exploration
                    Company, a member of the
                    endowment board, and former
                    board member of the Oregon
                    Shakespeare Festival, a board
                    member of the San Francisco
                    Opera, and a member of the
                    Corporate Council, The
                    Conservation Fund. He is a
                    former chairman and president
                    of the Houston Grand Opera, and
                    a former member of the board of
                    governors of the Nature
                    Conservancy of Arlington,
                    Virginia.

[PHOTO]

JOHN M. SEIDL

AGE 59
DIRECTOR SINCE FEBRUARY 1999
CURRENTLY SERVING AS A CLASS II DIRECTOR

COMMITTEE

MEMBERSHIP:

- MANAGEMENT DEVELOPMENT AND COMPENSATION

--------------------------------------------------------------------------------
CLASS I DIRECTORS -- TERMS TO EXPIRE IN 2001
--------------------------------------------------------------------------------

NAME                BUSINESS EXPERIENCE / DIRECTORSHIPS
-------------------------
--------------------------------------------------------------------------------
                    John Barter was raised in
                    Mobile, Alabama. Mr. Barter
                    earned a bachelor of science
                    degree in physics from Spring
                    Hill College in 1968 and a
                    master of business
                    administration degree in
                    finance from Tulane University
                    in 1973.

                    Upon his graduation, he joined
                    Allied Chemical Corporation, a
                    predecessor to AlliedSignal,
                    Inc., from which he retired in
                    1997. During his 24-year tenure
                    at AlliedSignal, Mr. Barter
                    held various financial
                    management and executive level
                    positions including controller,
                    senior vice president of
                    planning, development and
                    administration, chief financial
                    officer and most recently
                    president of AlliedSignal
                    Automotive and executive vice
                    president of AlliedSignal, Inc.
                    from 1981 to 1984.

                    Mr. Barter held the positions
                    of treasurer and vice president
                    of finance and accounting for
                    Union Texas Petroleum Corp., a
                    subsidiary of AlliedSignal,
                    where he led the subsidiary
                    through several multi-million
                    dollar merger/acquisition
                    transactions. Throughout his
                    career at AlliedSignal, Mr.
                    Barter contributed to the
                    company's cash management,
                    international finance,
                    acquisition, development,
                    accounting and restructuring
                    efforts.

                    During Mr. Barter's 11 years as
                    a member of the board of
                    directors of BMC Software,
                    BMC's revenue grew from less
                    than $100 million to $960
                    million. In 1989, BMC Software
                    completed a successful public
                    offering.

                    Mr. Barter also serves as a
                    director of Louisiana-Pacific
                    Corporation and is the Chairman
                    of the Board of Trustees of
                    Spring Hill College.
[PHOTO]
JOHN W. BARTER

AGE 52
DIRECTOR SINCE MAY 1998
CURRENTLY SERVING AS A
CLASS I DIRECTOR

COMMITTEE

MEMBERSHIPS:

- AUDIT

- EXECUTIVE

NAME                BUSINESS EXPERIENCE / DIRECTORSHIPS
-------------------------
--------------------------------------------------------------------------------
                    David Dunn was raised in
                    Brooklyn, New York. After
                    graduating from high school, he
                    worked briefly and then went on
                    active duty in the Marine Corps
                    in the summer of 1950. Through
                    the Marine Corps, he won a
                    competitive appointment to the
                    United States Naval Academy,
                    which he entered in 1951 and
                    from which he graduated in
                    1955. After four years of
                    additional service in the
                    Marine Corps, Mr. Dunn resigned
                    in 1959 to commence work on his
                    master of business
                    administration at Harvard
                    Business School, from which he
                    graduated in 1961. A "High
                    Distinction" graduate, Mr. Dunn
                    was also selected as a Baker
                    Scholar.

                    Following graduation, Mr. Dunn
                    worked for one year with G. H.
                    Walker & Co. as an investment
                    banker. In the summer of 1962,
                    he joined J. H. Whitney & Co.,
                    a venture capital firm, where
                    he became a partner in 1966. He
                    resigned from Whitney in 1970
                    to organize Idanta Partners
                    Ltd., a venture capital firm,
                    of which he has been managing
                    partner from its inception to
                    the present time. As a venture
                    capitalist, Mr. Dunn has
                    participated in the financing
                    of many companies and served on
                    numerous boards. He provided
                    start-up capital for Storage
                    Technology Corporation and was
                    a director of that company for
                    more than 15 years, from its
                    start-up phase through the
                    point where it was generating
                    substantially more than $1
                    billion a year in annual
                    revenue.

                    Idanta Partners also provided
                    all of the outside start-up
                    capital for Prime Computer and
                    Mr. Dunn served as Chairman of
                    Prime from its inception for
                    more than 15 years, at which
                    time its annual sales were more
                    than $1 billion. Mr. Dunn's
                    firm invested all of the
                    outside capital for the
                    start-up of Iomega and he has
                    been Chairman of the Board of
                    Iomega since Iomega's
                    incorporation in 1980.

[PHOTO]
DAVID J. DUNN

AGE 68
DIRECTOR SINCE 1980
CURRENTLY SERVING AS A
CLASS I DIRECTOR

COMMITTEE

MEMBERSHIPS:

- EXECUTIVE (CHAIRMAN)

- NOMINATING AND GOVERNANCE (CHAIRMAN)

NAME                BUSINESS EXPERIENCE / DIRECTORSHIPS
-------------------------
--------------------------------------------------------------------------------
                    James Sierk was raised in
                    western New York. After
                    graduation from the Warsaw High
                    School he attended Rutgers
                    University on an athletic
                    scholarship. He graduated with
                    a bachelor of science degree in
                    chemistry in 1960 and
                    immediately entered the Marine
                    Corps as an infantry officer.
                    He served in the U.S. and
                    Southeast Asia and attained the
                    rank of captain. After his
                    active Marine Corps service,
                    Mr. Sierk attended Rensselaer
                    Polytechnic Institute and
                    received a master's degree from
                    the School of Management
                    Engineering.

                    Following graduation, Mr. Sierk
                    joined Xerox Corporation, then
                    a $300 million company. He held
                    operations positions in
                    manufacturing and product
                    development and was named to be
                    the first vice president of
                    materials management in 1972.
                    Subsequent positions included
                    responsibility for U.S.
                    manufacturing operations and
                    operations in the Far East and
                    the Americas. In 1989, he was
                    named to lead Xerox's
                    successful effort to win the
                    Malcolm Baldrige National
                    Quality Award. In 1991, Mr.
                    Sierk joined AlliedSignal as
                    the senior vice president of
                    quality and productivity and a
                    member of the Leadership
                    Committee. During the
                    subsequent seven years he led
                    the change processes, including
                    Six Sigma, which allowed the
                    senior management team to
                    transform the company. By his
                    retirement in late 1997, he had
                    been responsible for the
                    functional leadership of
                    materials management,
                    marketing, manufacturing,
                    information technology,
                    centralized business services,
                    research and technology, and
                    quality.

                    Mr. Sierk served as interim
                    president and chief executive
                    officer of Iomega from March
                    through October, 1998 while a
                    search for a president and
                    chief executive officer was
                    underway. He serves as a
                    director for Ames Rubber
                    Corporation. Mr. Sierk is an
                    active member of various civic
                    and professional organizations
                    including the Malcolm Baldrige
                    Award. The Secretary of
                    Commerce has appointed him to
                    successive positions as a
                    judge, chairman of the judges'
                    panel, an overseer, and as
                    chairman of the board of
                    overseers of this national
                    business excellence award.

[PHOTO]
JAMES E. SIERK

AGE 60
DIRECTOR SINCE 1997
CURRENTLY SERVING AS A
CLASS I DIRECTOR

COMMITTEE

MEMBERSHIPS:

- EXECUTIVE

- OPERATIONS AND TECHNOLOGY (CHAIRMAN)

--------------------------------------------------------------------------------
CLASS III DIRECTORS -- TERMS EXPIRE IN 2000
--------------------------------------------------------------------------------

NAME                BUSINESS EXPERIENCE / DIRECTORSHIPS
-------------------------
--------------------------------------------------------------------------------
                    Robert Berkowtiz was born in
                    Brooklyn, New York and raised in
                    Boston, Massachusetts. After
                    graduating from Boston English High
                    School, he attended Northeastern
                    University where, as a cooperative
                    student, Mr. Berkowitz worked for the
                    U.S. Navy in Patuxent River, Maryland
                    and Raytheon Labs in Bedford,
                    Massachusetts.

                    After graduating from Northeastern in
                    1959 with a bachelor of science
                    degree in mechanical engineering, he
                    worked until 1968 for the Laboratory
                    of Electronics that designed,
                    developed and produced the Doppler
                    navigation system for the F-105
                    fighter-bomber aircraft. In 1961, he
                    joined Computer Control Company. For
                    the next ten years, Mr. Berkowitz
                    held a series of assignments with
                    Computer Control Company, including
                    the mechanical design and manufacture
                    of the on-board computer for the NASA
                    Mariner 4 Mars space mission, and the
                    manufacture of satellite subsystems.
                    In 1964, Computer Control Company was
                    acquired by Honeywell Corporation.
                    Mr. Berkowitz's last assignment with
                    Honeywell was as plant manager,
                    responsible for the production of its
                    minicomputer systems.

                    Mr. Berkowitz resigned from Honeywell
                    in 1972 to participate in forming
                    Prime Computer, a manufacturer and
                    developer of minicomputer systems.
                    From 1972 to 1984, Mr. Berkowitz was
                    vice president of manufacturing for
                    Prime Computer. Specializing in asset
                    management techniques, he installed
                    just-in-time inventory systems,
                    automated production techniques and
                    established offshore production
                    facilities. During this period, Prime
                    Computer led the industry in
                    inventory turns and assets as a
                    percent of revenue. From
                    approximately 1985 to 1988, Mr.
                    Berkowitz served as president and
                    chief executive officer of Ontologic,
                    a closely held company developing an
                    object-oriented database management
                    software system with a proprietary
                    object language. Also, he served on
                    the board of directors of New England
                    Digital Corporation, a closely held
                    firm developing direct disc audio
                    recording and post-production systems
                    for the recording industry. During
                    1991, he was appointed to the board
                    of directors of CimTelligence
                    Systems, developers of process
                    planning software, and subsequently
                    was appointed its president and chief
                    executive officer holding that
                    position until March of 1992.

                    Since 1992, Mr. Berkowitz has been a
                    private investor. From 1983 to 1990,
                    Mr. Berkowitz wrote a weekly
                    newspaper column devoted to
                    technology and its impact on society.
                    He has also served as a board member
                    for the Men of the 400, a Catholic
                    charitable organization, for the
                    Framingham Union Hospital, and for
                    the Middlesex Area Chamber of
                    Commerce. Mr. Berkowitz is a past
                    president of the Framingham Union
                    Development Fund for the 80's Inc.

[PHOTO]

ROBERT P. BERKOWITZ

AGE 63
DIRECTOR SINCE 1983

CURRENTLY SERVING AS A
CLASS III DIRECTOR

COMMITTEE

MEMBERSHIP:

- AUDIT (CHAIRMAN)

NAME                BUSINESS EXPERIENCE / DIRECTORSHIPS
-------------------------
--------------------------------------------------------------------------------
                    John Myers was raised in
                    Emmaus, Pennsylvania. Mr. Myers
                    graduated from Pennsylvania
                    State University in 1960 with a
                    bachelor of science degree in
                    mechanical engineering and
                    received the distinguished
                    outstanding engineer of the
                    year award in 1994.

                    Mr. Myers began his career with
                    the General Electric Company in
                    1960, holding various
                    manufacturing, quality control,
                    and engineering positions
                    primarily in the Aircraft
                    Engine Group. Upon leaving
                    General Electric in 1978, he
                    was named vice president and
                    general manager of the nuclear
                    medicine division of the
                    Technicare Company, a position
                    he held for two years. From
                    1980 to 1992, Mr. Myers served
                    as president of the Lycoming
                    Division of Textron Inc., a
                    manufacturer of small turbine
                    and piston engines for general
                    aviation, corporate aviation,
                    commercial and military
                    helicopters, landing craft and
                    tanks. During his presidency,
                    Lycoming's annual sales grew
                    from $140 million to $1
                    billion. Mr. Myers was named
                    winner of the Silver Knight
                    Award in 1986 for outstanding
                    management at Lycoming.

                    Mr. Myers joined Thiokol
                    Corporation, now Cordant
                    Technologies, Inc., in June
                    1992 as president and chief
                    operating officer and was
                    appointed president and chief
                    executive officer in May 1993.
                    From late 1993 through its sale
                    in 1996, Mr. Myers was chairman
                    of Garrett Aviation Service, a
                    company that performed
                    maintenance and upgrades on
                    corporate jets and
                    piston-powered airplanes.

                    Since 1996, Mr. Myers has been
                    an independent business
                    consultant. Mr. Myers also
                    serves as a director for the
                    Curtiss-Wright Corporation, and
                    is past national chairman of
                    the American Defense
                    Preparedness Organization and a
                    former director of Bridgeport
                    Hospital in Bridgeport,
                    Connecticut.
[PHOTO]
JOHN R. MYERS

AGE 62
DIRECTOR SINCE 1994
CURRENTLY SERVING AS A

CLASS III DIRECTOR

COMMITTEE

MEMBERSHIPS:

- MANAGEMENT DEVELOPMENT AND COMPENSATION (CHAIRMAN)

- OPERATIONS AND TECHNOLOGY

--------------------------------------------------------------------------------
STOCK OWNERSHIP INFORMATION
--------------------------------------------------------------------------------
OWNERSHIP BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table contains information regarding ownership of Iomega's common stock on January 31, 1999 by each director, certain executive officers and the holders of more than five percent of Iomega's outstanding common stock.

                                                                    SHARES
                                                                  ACQUIRABLE           TOTAL      PERCENT
                                                SHARES            WITHIN 60          BENEFICIAL   OWNER-
              BENEFICIAL OWNER                OWNED (1)            DAYS (2)          OWNERSHIP     SHIP
              ----------------                ---------      +    ----------    =    ----------   -------
Idanta Partners Ltd. (3)....................  21,780,280                  0          21,780,280     8.1%
John W. Barter..............................       8,463                  0               8,463       *
Robert P. Berkowitz.........................      17,350              2,000              19,350       *
David J. Dunn...............................  24,793,298(4)           2,000          24,795,298     9.2%
John R. Myers...............................      30,284            212,000             242,284       *
John E. Nolan...............................     129,373(5)         375,000             504,373       *
M. Bernard Puckett (6)......................           0                  0                   0       *
John M. Seidl (6)...........................           0                  0                   0       *
James E. Sierk..............................      66,006            160,000             226,006       0
John E. Sheehan.............................     170,247              2,000             172,247       0
Edward D. Briscoe (7).......................     790,024             49,988             840,012       *
L. Scott Flaig..............................      30,000             97,143             127,143       *
G. Fred Forsyth (7).........................      10,000             53,000              63,000       *
Jodie K. Glore..............................      15,000            300,000             315,000       *
James A. Taylor.............................      20,000                  0              20,000       *
Kim B. Edwards (8)..........................   3,906,922                  0           3,906,922     1.5%
All current directors and executive officers
  as a group (19 persons)(9)................  26,371,907          1,841,703          28,213,610     9.7%

---------------

 *  Less than 1%

(1) For each person, the "Shares Owned" column may include shares attributable to the person because of that person's voting or investment power or other relationship.

(2) Under the rules of the Securities and Exchange Commission, a person is deemed to have "beneficial ownership" of any shares over which that person has or shares voting or investment power, plus any shares that person may acquire within 60 days, including through the exercise of a stock option. For each person the number in the "Shares Acquirable Within 60 Days" column constitutes shares covered by options exercisable within 60 days after January 31, 1999.

(3) The address of Idanta Partners Ltd. ("Idanta") is 4660 La Jolla Village Drive, Suite 850, San Diego, CA 92122.

(4) Consists of 2,989,514 shares held by a family trust of which Mr. Dunn is trustee, and 21,780,280 shares held by Idanta, with respect to which the family trust is a managing general partner. Mr. Dunn shares voting and investment power with respect to such shares. Excludes 2,400 shares held by Mr. Dunn's spouse. Mr. Dunn disclaims beneficial ownership of all of the foregoing shares.

(5) Includes 18,000 shares held by the Nolan Family Foundation, as to which Mr. Nolan disclaims beneficial ownership.

(6) Messrs. Puckett and Seidl were appointed to the Board of Directors in February 1999.

(7) Mr. Briscoe and Mr. Forsyth are no longer executive officers of Iomega effective January 1999.

(8) Mr. Edwards resigned as President and Chief Executive Officer in March 1998.

(9) Includes 21,780,280 shares of common stock held by Idanta. Excludes shares held by Messrs. Briscoe, Edwards and Forsyth. See notes (7) and (8).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on a review of reports and representations submitted to Iomega, except as follows, all reports regarding beneficial ownership of securities of the Company required to be filed under Section 16(a) of the Exchange Act for the 1998 fiscal year were timely filed.

     A stock purchase in January 1998 by Scott Flaig and a stock purchase in February 1998 by Kevin O'Connor were reported late.

--------------------------------------------------------------------------------
CORPORATE GOVERNANCE
--------------------------------------------------------------------------------
CORPORATE GOVERNANCE POLICY

     In January 1999, the Board of Directors reaffirmed the corporate governance policy it adopted in January 1998. The policy is set forth below. The Board intends to review the corporate governance policy at least once a year.

     The purpose of Iomega's corporate governance policy is to ensure that Iomega is managed for the long-term benefit of its stockholders. This policy recognizes that stockholder interests are rarely, if ever, well served by failing to consider the interests of employees and the other communities in which the Company operates. It is the directors' obligation to ensure that this policy becomes part of the fabric of decision-making and operations throughout Iomega.

     We agree with the 1990 Business Roundtable statement of the function of boards of directors, as follows:

     "The board of directors has five primary functions:

     1. Select, regularly evaluate, and, if necessary, replace the Chief Executive Officer. Determine management compensation. Review succession planning.

     2. Review and, where appropriate, approve the financial objectives, major strategies and plans of the corporation.

     3. Provide advice and counsel to top management.

     4. Select and recommend to stockholders for election an appropriate slate of candidates for the board of directors. Evaluate board processes and performance.

     5. Review the adequacy of systems to comply with all applicable laws/regulations and sound business practices."

     In performing these functions, the Board of Directors of Iomega carries out a number of activities during the year, including:

     - Evaluating the performance of the Chief Executive Officer at least annually at a meeting of non-management directors.

     - Evaluating its own performance and the performance of individual directors on a periodic basis.

     - Succession planning and management development are reported on annually by the Chief Executive Officer to the Board. A detailed performance evaluation for each of his subordinates is provided at that time.

     - Annually, the Board reviews and approves a multi-year strategic plan and a one-year operating plan for the Company.

     - The Board, through its Management Development and Compensation Committee, conducts an annual review of management compensation and incentives. In dealing with incentives, the Board will not approve re-pricing options (i.e., lowering of option prices) without an affirmative vote of the holders of a majority of the shares voting on the issue.

BOARD COMMITTEES

     The Board of Directors has six standing committees: Audit; Ethics and Compliance; Executive; Management Development and Compensation; Nominating and Governance; and Operations and Technology. All members of all committees are non-employee directors, except that the Chief Executive Officer is a member of the Executive Committee.

     AUDIT COMMITTEE. The Audit Committee met ten times during 1998. The primary functions of the committee are to:
     - recommend the selection of Iomega's independent auditors;
     - review the scope and results of the audit with the independent accountants;
     - review non-audit work of the outside auditors and consider its effect, if any, on the independence of the Company's outside auditors;
     - review with management and the independent accountants the Company's interim and year-end operating results;
     - consider the accuracy of the Company's internal accounting and audit procedures; and
     - oversee the Company's internal audit work.
     The current members of the Audit Committee are Messrs. Barter, Berkowitz, Nolan and Sheehan.

     ETHICS AND COMPLIANCE COMMITTEE. The Ethics and Compliance Committee met three times during 1998. The primary functions of the committee are to review the policies and programs that are designed to assure Iomega's compliance with legal and ethical standards that affect its role as a responsible corporate citizen, including those related to:
     - human resource issues, such as equal employment opportunities;
     - health, safety and environmental matters; and
     - proper business practices.
     The Ethics and Compliance Committee currently consists of Messrs. Nolan and Sheehan.

     EXECUTIVE COMMITTEE. The Executive Committee met two times during 1998. The primary function of the committee is to review certain issues relating to Iomega's business between meetings of the full Board of Directors.
     The Executive Committee currently consists of Messrs. Dunn, Barter, Glore and Sierk.

     MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE. The Management Development and Compensation Committee met ten times during 1998. The primary functions of the committee are to:
     - recommend the compensation package of each executive officer to the President;
     - approve compensation arrangements for other senior level employees;
     - consider matters related to management/leadership development and succession planning;
     - recommend individuals for election as officers;
     - administer Iomega's employee stock option, stock purchase, cash bonus and other employee benefit plans; and
     - authorize stock option grants under the Company's 1997 Stock Incentive Plan.
     The current members of the Management Development and Compensation Committee are Messrs. Myers, Puckett and Seidl.

     NOMINATING AND GOVERNANCE COMMITTEE. The Nominating and Governance Committee met five times during 1998. The primary functions of the committee are to review policies and make recommendations to the Board concerning:
     - the size and composition of the Board;
     - the criteria and qualifications for election to the Board;
     - retirement from the Board;
     - the structure, composition and members of Board committees;
     - the overall effectiveness of the Board and areas for improvement;
     - nominees for director; and
     - director compensation and benefits.
     The current members of the Nominating and Governance Committee are Messrs. Dunn and Nolan.

     OPERATIONS AND TECHNOLOGY COMMITTEE. The Operations and Technology Committee met on four occasions during 1998. The primary functions of the committee are to:
     - review and report to the Board on operational and technology issues, including manufacturing, engineering, product development, quality control and customer service; and
     - review and decide on management recommendations on sites for new facilities and relocation of existing facilities.
     The current members of the Operations and Technology Committee are Messrs. Myers and Sierk.

BOARD MEETINGS AND ATTENDANCE

     During 1998, the Board of Directors met thirteen times and acted by written consent on five occasions. Each director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he then served.

--------------------------------------------------------------------------------
DIRECTOR COMPENSATION
--------------------------------------------------------------------------------

     Iomega's non-employee directors receive the fees described below for their services on the Board of Directors and its committees. Until June 1998, all fees paid to non-employee directors were paid in cash. In June 1998, the Board revised the terms of its compensation to non-employee directors to provide the compensation described below in the form of restricted stock in lieu of cash. After the second, third and fourth quarters of 1998, each director received a grant of restricted stock for services during that quarter. The number of shares of restricted stock was determined by dividing the total amount payable for attendance at Board and committee meetings during the quarter, plus one-fourth of the director's annual retainer, by the closing price of the common stock on the New York Stock Exchange on the trading day prior to the date of issuance. The grants of restricted stock were issued under Iomega's 1997 Stock Incentive Plan. In addition, all non-employee directors are reimbursed for certain Company-related out-of-pocket expenses.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
               ANNUAL

            RETAINER:

* Chairman of the Board...............................................  $150,000

   (the Chairman does not receive any other committee or meeting fees)
* Other Non-Employee Directors........................................  $ 20,000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
            COMMITTEE

                FEES:

* Chairman of the Audit Committee.....................................  $ 22,500
* Chairman of the Management Development and
  Compensation Committee..............................................  $ 12,500
* Chairman of the Operations and Technology Committee.................  $  8,000
* Chairman of the Ethics and Compliance Committee.....................  $  8,000
* Other Members of a Standing Committee...............................  $  5,000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
              MEETING

                FEES:

* Per Board Meeting...................................................  $  2,000
* Per Committee Meeting...............................................  $  2,000

  (not paid if exceeds $4,000 in combination with other meeting fees for same two-day period)
* Per Board or Committee Meeting by Teleconference....................  $    750

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     Non-employee directors are also eligible to receive options under Iomega's 1995 Director Stock Option Plan. Options granted under the plan vest over five years and have an exercise price equal to the fair market value of the common stock on the date of grant. On initial election to the Board, each director receives an option for 50,000 shares. After the initial option fully vests, the director is eligible to receive an option for 10,000 shares on each anniversary of the director's initial election. Instead of the initial or any annual option, directors can elect to receive a series of monthly options covering, in total, the same number of shares as the single option grant would have covered. Each monthly option in a series will vest such that the total number of shares vested at any time is equal to the number that would have been vested if a single option had been granted.

     The following table describes the options granted under the plan during 1998, other than options granted to Mr. Sierk, whose options are described under "Executive Compensation -- Option Grants."

                                                                         EXERCISE
                                                             DATE OF     PRICE PER    NUMBER OF SHARES
NAME                                    TYPE OF GRANT        GRANT(S)      SHARE        UNDER OPTION
----                                ---------------------    --------    ---------    ----------------
John W. Barter....................  Initial grant on         05/13/98     $7.5000          50,000
                                    appointment to Board
Robert P. Berkowitz...............  Annual grant, in the     04/22/98     $8.8125           3,334
                                    form of three            05/22/98     $6.8125           3,333
                                    monthly options          06/22/98     $5.5000           3,333
David J. Dunn.....................  Annual grant, in the     04/22/98     $8.8125           1,000
                                    form of ten monthly      05/22/98     $6.8125           1,000
                                    options (nine of         06/22/98     $5.5000           1,000
                                    which were granted       07/22/98     $5.8125           1,000
                                    in 1998)                 08/24/98     $4.8125           1,000
                                                             09/22/98     $4.1250           1,000
                                                             10/22/98     $4.1250           1,000
                                                             11/23/98     $7.8125           1,000
                                                             12/22/98     $7.8125           1,000
John E. Nolan.....................  Annual grant, in the     04/22/98     $8.8125           1,667
                                    form of six monthly      05/22/98     $6.8125           1,667
                                    options                  06/22/98     $5.5000           1,667
                                                             07/22/98     $5.8125           1,667
                                                             08/24/98     $4.8125           1,666
                                                             09/22/98     $4.1250           1,666
John E. Sheehan...................  Annual grant             04/22/98     $8.8125          10,000

--------------------------------------------------------------------------------
EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

SUMMARY COMPENSATION

     The following table contains information concerning each of the three persons who served as chief executive officers of Iomega during 1998 and the other four most highly compensated executive officers of Iomega (the "Named Executive Officers"), as required under applicable rules of the SEC.

                                                                                  LONG-TERM
                                                                                COMPENSATION
                                            ANNUAL COMPENSATION(1)         -----------------------
                                       --------------------------------            AWARDS
                                                                OTHER      -----------------------
                                                               ANNUAL      RESTRICTED     SHARES     ALL OTHER
           NAME AND                                           COMPENSA-      STOCK      UNDERLYING   COMPENSA-
      PRINCIPAL POSITION        YEAR    SALARY     BONUS       TION(2)       AWARDS     OPTIONS(3)    TION(4)
      ------------------        ----    ------     -----      ---------    ----------   ----------   ---------
Jodie K. Glore(5)               1998   $110,769   $210,769(6)    --         $     0     2,100,000          --
  President and
  Chief Executive Officer
L. Scott Flaig(7)               1998   $395,192   $400,000(8) $149,198      $     0       300,000    $  5,300
  Executive Vice President and  1997   $ 14,423   $ 10,817       --         $     0       200,000    $      0
  Chief Operating Officer
James A. Taylor(9)              1998   $284,615   $213,462(6) $473,986      $     0       200,000    $      0
  Executive Vice President and
  Chief Marketing Officer
Edward D. Briscoe               1998   $306,154   $ 88,385       --         $     0       250,000    $  5,300
  President, Personal Storage   1997   $198,269   $128,371       --         $     0             0    $  4,500
  Division                      1996   $164,440   $ 90,334       --         $     0       280,000    $  4,500
G. Fred Forsyth(10)             1998   $414,423   $124,327       --         $     0       230,000    $      0
  President and General
    Manager,                    1997   $115,385   $102,892       --         $     0       250,000    $      0
  Professional Products
    Division                                                                $     0
Kim B. Edwards(11)              1998   $150,000   $      0       --         $     0             0    $795,000(12)
  Former President and          1997   $450,000   $641,800       --         $     0             0    $  4,500
  Chief Executive Officer       1996   $402,288   $636,640       --         $     0       900,000    $  4,500
James E. Sierk(13)              1998   $438,250   $      0       --         $22,250(14)   202,500    $      0
  Interim President and
  Chief Executive Officer

---------------

 (1) In accordance with SEC rules, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where such perquisites and other personal benefits constituted less than the lesser of $50,000 or ten percent of the total of annual salary and bonus for the Named Executive Officer for such year. Does not include awards under a cash performance unit plan adopted in 1998. See "Long-Term Incentive
     Plan -- Awards in Last Fiscal Year."

 (2) All amounts disclosed constitute payment or reimbursement of relocation expenses.

 (3) Reflects the number of shares covered by options to purchase common stock granted during the year indicated. Iomega has never granted stock appreciation rights.

 (4) Except as otherwise noted, represents the Company's matching contribution under the Iomega Retirement and Investment Savings Plan.

 (5) Mr. Glore commenced serving as an executive officer of Iomega in October 1998.

 (6) Includes amounts paid pursuant to the offer of employment letter between the Company and the Named Executive Officer.

 (7) Mr. Flaig commenced serving as an executive officer of Iomega in November 1997.

 (8) This one-time discretionary bonus payment was made in recognition of outstanding leadership in accomplishing operational improvements and to resolve a dispute regarding equity compensation.

 (9) Mr. Taylor commenced serving as an executive officer of Iomega in April
     1998.

(10) Mr. Forsyth commenced serving as an executive officer of Iomega in September 1997.

(11) Mr. Edwards resigned as Iomega's President and Chief Executive Officer in March 1998.

(12) Consists of $500,000 cash and $295,000, the aggregate value of 40,000 shares of common stock issued to Mr. Edwards. The cash and stock were paid as severance in connection with Mr. Edwards' resignation. See "Employment and Severance Agreements."

(13) Mr. Sierk served as interim President and Chief Executive Officer of Iomega from March 1998 to October 1998. Mr. Sierk received compensation for such services in the form of common stock, and $420,000 of the amount reported for Mr. Sierk's salary constitutes the aggregate value of such stock on the dates issued. The remaining $18,250 constitutes fees received in cash for services during the first quarter of 1998 as a director. See "Director Compensation."

(14) Reflects the value of 2,871 shares of restricted stock received in January 1999 in lieu of director fees for services during the fourth quarter of 1998. See "Director Compensation." The amount shown is the fair market value of such shares on the date of grant. Mr. Sierk owned no shares of restricted stock at the end of fiscal 1998. Mr. Sierk is eligible to receive dividends declared on such restricted stock.

OPTION GRANTS

     The following table contains information about options granted to the Named Executive Officers during 1998 and the potential realizable value of those options as determined in accordance with SEC rules.

                                               INDIVIDUAL GRANTS
                              ----------------------------------------------------   POTENTIAL REALIZABLE VALUE
                              NUMBER OF                                                AT ASSUMED ANNUAL RATES
                                SHARES     PERCENT OF TOTAL   EXERCISE                OF STOCK APPRECIATION FOR
                              UNDERLYING   OPTIONS GRANTED    PRICE PER   EXPIRA-          OPTION TERM(3)
                               OPTIONS     TO EMPLOYEES IN      SHARE       TION     --------------------------
                               GRANTED       FISCAL YEAR         (1)      DATE(2)         5%            10%
                              ----------   ----------------   ---------   -------    ------------   ------------
Jodie K. Glore..............  2,100,000(4)       54.9%          $4.09     10/22/08    $5,406,529     $13,701,205
L. Scott Flaig..............     75,000(5)        2.0%          $5.25     08/04/08    $  247,627     $  627,536
L. Scott Flaig..............    200,000(6)        5.2%          $5.25     08/04/08    $  660,339     $1,673,430
L. Scott Flaig..............     25,000(7)        0.7%          $5.44     10/30/08    $   85,490     $  216,649
James A. Taylor.............    150,000(5)        3.9%          $6.84     04/13/08    $  645,600     $1,636,076
James A. Taylor.............     25,000(7)        0.7%          $5.25     08/04/08    $   82,542     $  209,179
James A. Taylor.............     25,000(7)        0.7%          $5.44     10/30/08    $   85,490     $  216,649
Edward D. Briscoe...........     50,000(8)        1.3%          $9.25     02/13/08    $  290,864     $  737,106
Edward D. Briscoe...........     75,000(5)        2.0%          $5.25     08/04/08    $  247,627     $  627,536
Edward D. Briscoe...........    100,000(7)        2.6%          $5.25     08/04/08    $  330,170     $  836,715
Edward D. Briscoe...........     25,000(7)        0.7%          $5.44     10/30/08    $   85,490     $  216,649
G. Fred Forsyth.............     30,000(8)        0.8%          $9.25     02/13/08    $  174,518     $  442,264
G. Fred Forsyth.............     75,000(5)        2.0%          $5.25     08/04/08    $  247,627     $  627,536
G. Fred Forsyth.............    100,000(7)        2.6%          $5.25     08/04/08    $  330,170     $  836,715
G. Fred Forsyth.............     25,000(7)        0.7%          $5.44     10/30/08    $   85,490     $  216,649
Kim B. Edwards..............         --            --           --           --          --             --
James E. Sierk..............     50,000(9)        1.3%          $7.00     03/25/08    $  220,113     $  557,810
James E. Sierk..............      7,500(9)        0.2%          $8.25     04/27/08    $   38,913     $   98,613
James E. Sierk..............     10,000(10)        0.3%         $8.44     10/16/07    $   49,790     $  122,243
James E. Sierk..............      7,500(9)        0.2%          $6.75     05/26/08    $   31,838     $   80,683
James E. Sierk..............      7,500(9)        0.2%          $5.50     06/25/08    $   25,942     $   65,742
James E. Sierk..............      7,500(9)        0.2%          $5.50     07/27/08    $   25,942     $   65,742
James E. Sierk..............      7,500(9)        0.2%          $4.44     08/27/08    $   20,715     $   52,386
James E. Sierk..............      7,500(9)        0.2%          $4.25     09/25/08    $   20,046     $   50,801

                                               INDIVIDUAL GRANTS
                              ----------------------------------------------------   POTENTIAL REALIZABLE VALUE
                              NUMBER OF                                                AT ASSUMED ANNUAL RATES
                                SHARES     PERCENT OF TOTAL   EXERCISE                OF STOCK APPRECIATION FOR
                              UNDERLYING   OPTIONS GRANTED    PRICE PER   EXPIRA-          OPTION TERM(3)
                               OPTIONS     TO EMPLOYEES IN      SHARE       TION     --------------------------
                               GRANTED       FISCAL YEAR         (1)      DATE(2)         5%            10%
                              ----------   ----------------   ---------   -------    ------------   ------------
James E. Sierk..............    100,000(11)        2.6%         $3.81     10/16/08    $  239,766     $  607,614
James E. Sierk..............      7,500(9)        0.2%          $5.13     10/23/08    $   24,173     $   61,259

---------------
 (1) Exercise price is equal to the fair market value of the Common Stock on the date of grant.

 (2) Options are subject to acceleration upon the occurrence of certain events constituting a change of control of Iomega.

 (3) Amounts represent hypothetical gains that could be achieved for the option if exercised at the end of the option term. These gains are disclosed as required under SEC rules, and are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the option's date of grant to its date of expiration. Actual gain upon exercise, if any, will depend on the future performance of the Common Stock, the optionholder's continued employment with the Company and the date on which the option is exercised.

 (4) Consists of the following options: (i) options for 300,000 shares fully vested on grant, (ii) options for 1,000,000 shares vesting in three equal annual installments beginning October 22, 1999, (iii) options for 725,000 shares vesting in five equal annual installments beginning October 22, 1999, and (iv) options for 75,000 shares vesting in five equal annual installments beginning on October 22, 2001. The 75,000-share option is subject to acceleration on the achievement of certain performance targets as determined by the Board of Directors.

 (5) Option vests in five equal annual installments beginning on the first anniversary of the date of grant.

 (6) Option vests in seven equal annual installments beginning on December 1, 1998, subject to acceleration on the achievement of certain performance targets as determined by the Board of Directors. The performance targets for 1998 were met resulting in the accelerated vesting of 28,571 shares.

 (7) Option vests in five equal annual installments beginning on the third anniversary of the date of grant, subject to acceleration upon the achievement of certain performance targets as determined by the Board of Directors.

 (8) Option vests in five annual installments of 10%, 15%, 20%, 25% and 30% each, beginning on the first anniversary of the date of grant.

 (9) Option vests in full on the first anniversary of the date of grant.

(10) Option vests in five annual installments beginning on October 16, 1998.

(11) Option fully vested on the date of grant.

OPTION EXERCISES AND YEAR-END VALUES

     The following table contains information regarding options exercised by the Named Executive Officers during 1998 and options held by the Named Executive Officers on December 31, 1998.

                                                            NUMBER OF SHARES
                                                         UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                        SHARES                              OPTIONS AT FISCAL           IN-THE-MONEY OPTIONS AT
                       ACQUIRED                                 YEAR-END                  FISCAL YEAR-END (2)
                          ON             VALUE          -------------------------       -----------------------
NAME                   EXERCISE       REALIZED (1)      EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
----                   ---------      ------------      -------------------------      -------------------------
Jodie K. Glore.......          0               --           300,000/1,800,000             $ 918,750/$5,512,500
L. Scott Flaig.......          0               --             68,572/ 431,428             $   58,930/$ 555,133
James A. Taylor......          0               --                  0/ 200,000                 --    /$ 168,750
Edward D. Briscoe....          0               --            415,024/ 564,976            $2,484,338/$1,837,331
G. Fred Forsyth......          0               --             50,000/ 430,000                 --    /$ 407,813
Kim B. Edwards.......  2,913,500      $19,270,441                 0/        0               --    /    --
James E. Sierk.......          0               --            108,000/ 144,500              $ 350,000/$ 107,969

---------------

(1) Based on the fair market value of the common stock on the date of exercise, less the option exercise price.

(2) Based on the fair market value of Iomega's common stock on December 31, 1998 ($7.3125 per share), less the total option exercise price.

LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR

     In 1998, Iomega adopted a performance unit plan, which provides executive officers with the opportunity to earn cash incentive awards depending on their collective achievement of performance targets as determined by the Board of Directors. Under this plan, executive officers received performance units, the value of which will be up to a specified maximum, ranging from $5.25 to $10.00 per unit. The per-unit value of each award will be based on performance as measured against the individual or group goals set when the performance units were granted. The following table describes awards of performance units during 1998.

                                                                     ESTIMATED FUTURE PAYOUTS UNDER PLAN
                           NUMBER OF          PERIOD UNTIL      ----------------------------------------------
NAME                   PERFORMANCE UNITS       PAYOUT (1)       THRESHOLD (2)      TARGET (2)      MAXIMUM (2)
----                   -----------------      ------------      -------------      ----------      -----------
Jodie K. Glore.......        75,000             01/25/01             --               --           $  750,000
L. Scott Flaig.......       200,000             01/25/01             --               --           $1,050,000
                             25,000             01/25/01             --               --           $  250,000
James A. Taylor......        25,000             01/25/01             --               --           $  131,250
                             25,000             01/25/01             --               --           $  250,000
Edward D. Briscoe....       100,000             01/25/01             --               --           $  525,000
                             25,000             01/25/01             --               --           $  250,000
G. Fred Forsyth......       100,000             01/25/01             --               --           $  525,000
                             25,000             01/25/01             --               --           $  250,000
Kim B. Edwards.......             0                   --             --               --                   --
James E. Sierk.......             0                   --             --               --                   --

---------------

(1) Reflects the earliest date payable. No payments will be made on performance units after the seventh anniversary of the date of the award.

(2) For each award of performance units, payment will be made only if specified performance targets are met. If and when the performance targets are met, the Board of Directors will determine the amount payable, up to the indicated maximum.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     EMPLOYMENT AGREEMENT WITH MR. GLORE. In October 1998, Iomega entered into an employment agreement with Mr. Glore. Iomega agreed to pay Mr. Glore an annual base salary of $600,000. Mr. Glore's annual cash bonus is targeted at 100 percent of base salary, although actual bonus payments may be higher or lower, and he is guaranteed a cash bonus for 1999 of $600,000. The agreement provides for payment of up to 24 months of Mr. Glore's base salary and target bonus if he is discharged by the Company other than for cause before October 2001, and payment of up to 36 months of Mr. Glore's base salary and target bonus if he is discharged by the Company following a change in control.

     LETTER AGREEMENT WITH MR. SIERK. In March 1998, Mr. Sierk agreed to serve as Iomega's interim President and Chief Executive Officer until a successor was appointed. Upon assuming office in March 1998, Mr. Sierk received 51,428 shares of common stock (then worth $360,000) and an option to purchase 50,000 shares of common stock at $7.00 per share. Mr. Sierk was also granted monthly options to purchase 7,500 shares of Iomega common stock on April 27, May 26, June 25, July 28, August 25, September 25, and October 23, 1998 for exercise prices of $8.25, $6.75, $5.50, $5.50, $4.44, $4.25 and $5.13, respectively. Upon leaving office in October 1998, he received 11,707 shares of common stock (then worth $60,000).

     SEVERANCE AGREEMENT WITH MR. EDWARDS. In March 1998, Mr. Edwards resigned as President and Chief Executive Officer of Iomega, and in April 1998, he entered into a severance agreement with Iomega. The agreement provided for a one-time payment of $500,000 as a severance allowance. The agreement also provided for certain health benefits, outplacement and administration services and reimbursement of certain transition-related expenses not covered by prospective employers.

     Under the agreement, Mr. Edwards agreed to accept 40,000 shares of restricted stock in lieu of the

80,000 shares that would have vested on January 1, 1999 under a 1995 bonus arrangement with the Company. Iomega also extended Mr. Edwards a $5 million loan secured by shares of Iomega's common stock pledged by Mr. Edwards. The loan is payable in five annual installments of $1 million each, plus interest at 5.7 percent per annum, beginning on April 15, 1999. As of February 28, 1999, $5 million in principal and $249,083 in interest remained outstanding on the loan.

     SEVERANCE AGREEMENTS WITH CERTAIN EXECUTIVE OFFICERS. In November 1998, Iomega entered into severance agreements with each of the Named Executive Officers (other than Messrs. Edwards and Sierk). Each agreement provides for the payment of one year's base salary, benefits and estimated bonus (but less amounts received from any subsequent employment) if the officer is terminated without cause before November 1, 1999.

TRANSACTION WITH MANAGEMENT

     In July 1998, Iomega borrowed $40 million from Idanta Partners Ltd. and a trust affiliated with Mr. Dunn, Iomega's Chairman of the Board. Idanta Partners holds approximately eight percent of Iomega's common stock and Mr. Dunn acts as Idanta's managing general partner through the affiliated trust. Iomega issued a series of three senior subordinated notes, principal and interest on which are payable on March 31, 1999. The interest rate on the loan is graduated from 8.7 percent to 12.7 percent per annum, and is currently 12.7 percent per annum. Iomega used the proceeds of this loan to acquire Nomai, S.A., a French manufacturer of removable storage systems. As of February 28, 1999, $40 million in principal and $2.7 million in interest remained outstanding on this loan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Upon Mr. Edwards' resignation as President and Chief Executive Officer in March 1998, Mr. Sierk, a member of the Management Development and Compensation Committee, was appointed interim President and Chief Executive Officer. Mr. Sierk served in such capacity until October 1998, when Mr. Glore was appointed President and Chief Executive Officer.

--------------------------------------------------------------------------------
STOCK PERFORMANCE GRAPH
--------------------------------------------------------------------------------

     Iomega's common stock has been listed for trading on the New York Stock Exchange under the symbol IOM since November 1996. Before that, the Company's common stock was traded on the Nasdaq National Market under the symbol IOMG.

     The following graph compares the cumulative total stockholder return on Iomega's common stock for the last five fiscal years with the cumulative total return of (i) the CRSP (Center for Research in Security Prices) Total Returns Index for the New York Stock Exchange Stock Market (U.S. Companies); and (ii) the CRSP Total Returns Index for New York Stock Exchange Computer and Office Equipment Stocks (U.S. and Foreign).

     This graph assumes the investment of $100 on December 31, 1993 in Iomega's common stock and each of the indices listed above, and assumes dividends are reinvested. Measurement points are at the last trading day of the fiscal years ended December 31, 1994, 1995, 1996, 1997 and 1998.

                           [Stock Performance Graph]

                                                                              NYSE STOCK MARKET (US       NYSE STOCKS COMPUTER
                                                   IOMEGA CORPORATION              COMPANIES)             AND OFFICE EQUIPMENT
                                                   ------------------         ---------------------       --------------------
12/31/93                                                    100                         100                         100
12/31/94                                                  158.5                         100                       115.8
12/30/95                                                 2371.9                       135.5                       151.4
12/29/96                                                 5085.4                       164.3                       202.2
12/31/97                                                 7280.5                       218.3                       246.2
12/31/98                                                 4280.5                         262                       407.9

                           MANAGEMENT DEVELOPMENT AND
                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     Iomega's executive compensation program is administered by the Management Development and Compensation Committee of the Board of Directors. Messrs. Myers and Sierk served on the Committee throughout 1998. David A. Duke resigned from the Board of Directors and the Committee in June 1998. In February 1999, Mr. Puckett and Mr. Seidl joined the Committee and Mr. Sierk ceased serving on the Management Development and Compensation Committee.

     During 1998, the Committee was responsible for recommending the cash compensation package of each existing officer and all newly recruited executive officers. In making decisions regarding executive compensation, the Committee considered the input of the Company's other directors and Pearl Meyer & Partners, Inc., an independent compensation consulting firm engaged by the Committee. Additionally, the Committee reviewed benchmarking data from other compensation consultants to assess the Company's compensation and benefits programs.

     In order to attract and retain the talent that it needs to meet corporate objectives, Iomega designed its executive compensation programs to deliver overall cash compensation competitive with comparable companies if corporate objectives are achieved and, if objectives are exceeded, to deliver compensation that is in some cases above that paid by comparable companies. Bonuses are tied closely to corporate performance, with actual awards varying considerably according to overall Company performance.

     The executive compensation program consists of a combination of base salary, cash bonuses and stock option awards. All three components are intended to attract and retain outstanding executives and focus management on achieving or exceeding Company objectives, with an emphasis on achieving net income objectives. In determining the total amount and mix of the compensation package for each executive officer, the directors subjectively consider the overall value to the Company of each executive in light of numerous factors, such as impact level within the organization, competitive position, individual performance, and the past and expected contribution by each executive officer.

BASE SALARY

     The Company's base salaries are structured to be within the median range of salaries paid by similar companies for comparable positions. For 1998, the Company undertook a specialized survey which examined compensation within three distinct categories of companies, including a cross-section of similar companies in Silicon Valley, a cross-section of similar growth technology companies and a cross-section of various Fortune ranking companies. Companies selected for salary comparison purposes differ from the companies included in the NYSE Stock Computer and Office Equipment index which is used in the Stock Performance Graph that precedes this report. The Company also considered data from broad-based compensation surveys of high technology companies. Based on the special and broad-based survey data reviewed by the Committee, and the Committee's assessment of the subjective factors listed above, base salary increases were approved effective January 1, 1998 for some but not all executive officers. Additional base salary increases were approved effective November 2, 1998, for one of the Named Executive Officers and three other executive officers, whose salaries were determined to be below the median range for their respective positions. The Company's strategy is to migrate towards an executive compensation mix that places less emphasis on base salary and more emphasis on short-term and long-term incentives that are directly linked to Company and individual performance. In support of this strategy, the Company plans to institute bi-annual merit based salary reviews for most executive positions.

CASH BONUSES

     The Company embraces a pay for performance philosophy. For 1998, the Company adopted a cash bonus plan with two components. The target bonus for executives, which included each of the Named Executive Officers other than Mr. Glore, ranged from 40% to 75% of each executive's 1998 gross salary. The first component was based on the Company's year-end financial performance in relation to a specific net income goal. The second component was based on the successful achievement of key operational excellence metrics. The Company did not achieve the net income goal set for 1998 and no payments were made with respect to the financial performance component. In view of the significant losses incurred in 1998, no amounts were paid under the operational excellence component of the plan either. However, a discretionary bonus pool was authorized which enabled the Company to make limited discretionary bonus payments to executive officers and certain key contributors for 1998. The amounts that were paid were awarded in recognition of the significant progress made in improving product quality, customer service, asset management and product life cycle compliance and in building an effective organization. Mr. Flaig, the Company's Chief Operating Officer, was paid a special one-time discretionary bonus, both in recognition of his outstanding leadership in achieving significant operational and customer satisfaction improvements, and in order to resolve a dispute between Mr. Flaig and the Company with respect to equity related compensation.

STOCK OPTIONS

     The Committee believes it is in the best interest of the Company's stockholders to grant stock options at the time of hiring key personnel and periodically thereafter, as the long-term component of executive and key employee compensation. Stock option grants to executive officers and other key employees are intended to align employee financial interests with long-term shareholder value. In each case, the precise number of options granted is subjectively determined.

     In February 1998, stock options were granted to certain Named Executive Officers and other key employees. These options were granted at an exercise price equal to the fair market value of the Company's common stock on the date of grant and provided for vesting over a five-year period. Further grants of non-qualified stock options, at an exercise price equal to the fair market value of the Company's common stock on the date of grant and with vesting over a five-year period, were made in August 1998 as a part of a long-term incentive compensation review described below.

     After a thorough review with Pearl Meyer, the independent compensation consulting firm retained by the Committee, the proportion of long-term incentives, as a part of overall compensation, was increased for executive officers. During the second half of 1998, stock options were granted to each executive officer and to a small number of other vice presidents, at an exercise price equal to the fair market value of the Company's common stock on the date of grant, with annual vesting on the third through seventh anniversary of the grant date, subject to accelerated vesting if performance metrics established by the Board of Directors are achieved. Each grant of "performance accelerating" stock options was accompanied by a grant of "performance units", consisting of cash awards payable after three or more years if and only if the stock option acceleration metrics are achieved.

COMPENSATION OF CHIEF EXECUTIVE OFFICERS

     In January 1998, the Committee increased Mr. Edwards' base salary from $450,000 to $500,000. Mr. Edwards' target bonus for 1998 was $500,000. In March 1998, Mr. Edwards resigned from the Company and James E. Sierk, a member of the Board of Directors, was appointed interim Chief Executive Officer. Under an agreement between the Company and Mr. Sierk, which is described above in this proxy statement, Mr. Sierk's compensation was paid in shares of common stock of the Company. The terms of Mr. Edwards' severance agreement with the Company are also described above.

     In October 1998, Mr. Glore was named President and Chief Executive Officer. His annual base pay was established at $600,000 with a guaranteed bonus equal to 100% of his actual salary earnings for 1998. Mr. Glore's long-term compensation includes options to purchase 2,100,000 shares of the Company's common stock, at an exercise price equal to the fair market value of the stock on the date of grant, as reflected in the table of option grants set forth above in this proxy statement. The options granted to Mr. Glore were based in part on Mr. Glore's long-term compensation at his prior employer and based in part on the input of an independent compensation consulting firm engaged by the Committee. Mr. Glore's benefits include a split dollar life insurance policy, which was intended to replace death benefits that Mr. Glore forfeited as a result of his departure from his prior employer. Mr. Glore has elected to waive $150,000 of his annual bonus for 1999 and 2000 to fund supplemental benefits under this life insurance policy.

IMPACT OF SECTION 162(M) OF THE INTERNAL REVENUE CODE

     Section 162(m) of the Internal Revenue Code disallows a tax deduction to public companies for certain compensation in excess of one million dollars paid to the Company's chief executive officer and four other most highly paid executive officers. There can be no assurance that compensation attributable to stock options granted under the 1997 Stock Incentive Plan will be treated as qualified performance-based compensation under Section 162(m). Moreover, because the Company's cash bonus program and its performance unit plan are not operated in a manner designed to qualify as performance-based compensation under Section 162(m), some or all of the payments under these programs may not be deductible for federal income tax purposes. The Committee reviews the potential effect of
Section 162(m) periodically and in the future may decide to structure the performance-based portion of its executive officer compensation to comply with
Section 162(m).

                                          John R. Myers
                                          James E. Sierk

--------------------------------------------------------------------------------
               ITEM TWO -- AMENDMENT OF 1997 STOCK INCENTIVE PLAN
--------------------------------------------------------------------------------
THE SECOND AGENDA ITEM TO BE VOTED ON IS THE AMENDMENT OF
IOMEGA'S 1997 STOCK INCENTIVE PLAN. THE BOARD RECOMMENDS THAT
YOU VOTE FOR SUCH AMENDMENT.

     The purpose of Iomega's 1997 Stock Incentive Plan is to encourage ownership of the Company's stock by officers, directors, employees, consultants and advisors whose continued services are essential to our future progress, and to provide them with an incentive to continue in their relationship with Iomega. As of December 31, 1998, 3,416,825 shares of common stock remained available for awards under the plan.

PROPOSED INCREASE IN SHARES UNDER THE PLAN

     In February 1999, the Board of Directors adopted, subject to stockholder approval, an increase in the number of shares of common stock that may be issued under the plan from 12,000,000 to 20,500,000 shares. The Board believes this increase will help Iomega attract and retain qualified officers, directors, employees, consultants and advisors and provide further incentives to such persons as a result of their equity interest in Iomega.

SUMMARY OF 1997 STOCK INCENTIVE PLAN

     The principal provisions of the 1997 Stock Incentive Plan are summarized below. This summary is qualified in its entirety by reference to the plan, a copy of which is attached to the electronic copy of this proxy statement filed with the SEC and may be accessed from the SEC's home page (www.sec.gov). Copies of the 1997 Stock Incentive Plan may also be obtained from Iomega's Secretary.

     The 1997 Stock Incentive Plan provides for the grant of "incentive stock options" intended to qualify under Section 422 of the Internal Revenue Code, nonstatutory stock options and restricted stock awards.

     ELIGIBILITY. Officers, key employees, directors, consultants and advisors of Iomega may receive awards under the plan. On January 31, 1999, approximately 1,000 persons were eligible for awards under the plan, including the Named Executive Officers. The granting of awards under the plan is discretionary, and Iomega cannot now determine the number or type of awards to be granted in the future to any particular person or group.

     ADMINISTRATION. The plan is administered by the Board of Directors. The Board selects the recipients of awards. The Board also determines (1) how many shares of common stock are covered by options, (2) when options become exercisable, (3) the exercise price of options, and (4) the terms and conditions of restricted stock awards. The Board has delegated authority under the plan to the Management Development and Compensation Committee.

     STOCK OPTIONS. The exercise price of options under the plan may not be less than fair market value (in the case of incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code) or, subject to certain limitations described below, 25% of fair market value in the case of nonstatutory stock options. On March 15, 1999, the average of the high and low trading prices of Iomega's common stock on the New York Stock Exchange was $5.25. The plan permits the Board to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of common stock, by delivery to the Company of a promissory note, or by any other lawful means.

     RESTRICTED STOCK. Restricted stock awards entitle recipients to acquire shares of Iomega's common stock subject to Iomega's right to repurchase all or part of such awarded shares upon the occurrence of specified conditions.

     LIMITATIONS. No option may be granted to a U.S. employee for a term in excess of ten years, and no option may be granted to a non-U.S. employee for a term in excess of eleven years. The number of shares of restricted stock awarded in any calendar year at below fair market value may not exceed 10 percent of the total number shares of restricted stock awarded in the prior year. Similarly, the number of shares under nonstatutory stock options granted in any calendar year with exercise prices below fair market value may not exceed 10 percent of the total number of shares under all options granted in the prior calendar year. No more than 1,000,000 shares may be awarded to any single participant in one calendar year, provided that up to 2,000,000 shares may be awarded to an employee in the initial year of employment. Unless the Board provides otherwise in a particular award, awards may not be transferred except by will or the laws of descent and distribution. Award recipients must satisfy all tax withholding obligations arising from an award. The Board may allow the recipient to meet the withholding obligation by delivering shares of common stock, including shares otherwise issuable under the award.

     ADJUSTMENTS. The plan requires the Board of Directors to make appropriate adjustments to the terms of the plan and any outstanding awards to reflect stock dividends, stock splits and other similar events. In the event of a merger or other Acquisition Event (as defined in the plan), the plan provides for outstanding options to be assumed or substitute awards granted. If the acquirer refuses to assume or substitute for such awards, the Board of Directors will accelerate the vesting of awards or provide for a cash out of the value of the awards. Options granted under the plan typically provide that in the event of a merger or other Acquisition Event, one-half of the shares subject to the respective agreement which are not, by their terms, then exercisable, become immediately exercisable, with the remaining shares becoming exercisable in accordance with the original vesting schedule, except that all shares will vest two years after the Acquisition Event or, earlier if the optionholder's employment is terminated without cause (as defined in the plan) or if the optionholder terminates employment for good reason (as defined in the plan).

     BOARD AUTHORITY TO CHANGE PLAN. The plan will expire by its terms in January 2007. The Board of Directors may at any time amend, suspend or terminate the plan, except that no outstanding award designated as subject to Section 162(m) of the Internal Revenue Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested (as applicable to such award) unless the amendment has been approved by the Company's stockholders.

     AWARDS GRANTED UNDER THE PLAN. Since the original adoption in April 1997, the following awards have been granted under the plan to the following persons and groups: Jodie K. Glore (options: 2,000,000/restricted shares: 0); L. Scott Flaig (500,000/0); James A. Taylor (200,000/0); Edward D. Briscoe (250,000/0);
G. Fred Forsyth (480,000/ 0); Kim B. Edwards (0/0); James E. Sierk (202,500/0); all current executive officers as a group (4,116,250/0); all current non-employee directors as a group (0/64,705); John M. Seidl (0/0); M. Bernard Puckett (0/0); and all Iomega's employees as a group, other than executive officers (3,212,415/0).

     FEDERAL INCOME TAX CONSEQUENCES. The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under Iomega's 1997 Stock Incentive Plan and with respect to the sale of common stock acquired under the plan.

     Incentive Stock Options. In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of common stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

     Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

     If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

     If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

     Nonstatutory Stock Options. As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the common stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

     With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

     Restricted Stock. A participant will not recognize taxable income upon the grant of a restricted stock award unless the participant makes an election under
Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the award is granted, in an amount equal to the difference between the fair market value of the common stock at the time the award is granted and the purchase price paid for the common stock. If a Section 83(b) Election is not made, then the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the common stock at the time of such lapse and the original purchase price paid for the common stock. The participant will have a tax basis in the common stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

     Upon the disposition of the common stock acquired pursuant to a restricted stock award, the participant will recognize a capital gain or loss in an amount equal to the difference between the sale price of the common stock and the participant's tax basis in the common stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the award is granted if a Section 83(b) Election is made.

     Tax Consequences to Iomega. The grant of an award under the plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any common stock acquired under the plan will have any tax consequences to the Company. Iomega generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the plan, including in connection with a restricted stock award or as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

--------------------------------------------------------------------------------
              ITEM THREE -- RATIFICATION OF SELECTION OF AUDITORS
--------------------------------------------------------------------------------
THE THIRD AND FINAL AGENDA ITEM TO BE VOTED ON IS RATIFICATION
OF THE SELECTION OF ARTHUR ANDERSEN LLP AS IOMEGA'S
INDEPENDENT AUDITORS FOR THE CURRENT YEAR. THE BOARD
RECOMMENDS THAT YOU VOTE FOR SUCH RATIFICATION.

     The Board of Directors, at the recommendation of the Audit Committee, has selected Arthur Andersen LLP, a firm of independent public accountants, as auditors, to examine and report to stockholders on the Consolidated Financial Statements of Iomega and its subsidiaries for the fiscal year 1999.

     Arthur Andersen LLP has served as Iomega's independent auditors since the Company's inception in 1980. If ratification of this selection of auditors is not approved by a majority of shares voting on the matter, the Board of Directors will reconsider its selection of Arthur Andersen LLP.

     Representatives of Arthur Andersen LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

     Audit services performed by Arthur Andersen LLP during 1998 included examination of the Consolidated Financial Statements of Iomega, services related to filings made with the SEC, and certain services related to the Company's consolidated quarterly and annual reports as well as other periodic reports at international locations. Arthur Andersen LLP also performs tax-related and consulting services for Iomega. Total fees for all audit and non-audit services provided by Arthur Andersen LLP during 1998 were approximately $5,790,000.

     The Audit Committee meets at least twice a year with Arthur Andersen LLP and reviews both audit and non-audit services performed by Arthur Andersen LLP as well as fees charged by Arthur Andersen LLP for such services. The Audit Committee also reviews the annual audit plan and the results of the annual audit. Non-audit services are reviewed by the Audit Committee, which considers, among other things, the anticipated effect, if any, the performance of such services would have on the auditors' independence.

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

SOLICITATION EXPENSES

     Iomega will bear all costs of the solicitation of proxies by the Board of Directors. In addition to solicitations by mail, Iomega's directors, officers and employees, without additional pay, may solicit proxies by telephone or personal meetings. Iomega has retained Kissel-Blake, a division of Shareholder Communications Corporation, to assist in the solicitation of proxies, at a cost of approximately $5,000 plus reimbursement of reasonable expenses. The Company reserves the right to retain other outside agencies for the purpose of soliciting proxies. Iomega will request brokers, custodians and fiduciaries to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, Iomega will reimburse them for their out-of-pocket expenses in this regard.

DIRECTOR NOMINATIONS

     The Nominating and Governance Committee will consider nominees recommended by stockholders. Stockholders who wish to recommend nominees for director should submit such recommendations to the Secretary of the Company, at Iomega's principal offices.

STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Any proposal that a stockholder wishes to be considered for inclusion in the Company's proxy statement and proxy card for the 2000 Annual Meeting of Stockholders must be received by Iomega's Secretary at our principal offices not later than November 24, 1999.

     In addition, Iomega's bylaws require stockholders to give advance notice of any stockholder nominations of directors and of any other matter stockholders wish to present for action at an annual meeting of stockholders (other than matters to be included in our proxy statement, which are discussed in the previous paragraph). The required notice must be given within a prescribed time frame, which is generally calculated by reference to the date of the most recent annual meeting. Assuming that Iomega's 2000 Annual Meeting of Stockholders is held after April 1, 2000 and before June 30, 2000 (as we currently anticipate), the bylaws would require notice to be provided to Iomega's Secretary at Iomega's principal offices no earlier than January 21, 2000 and no later than February 10, 2000. If a stockholder fails to provide timely notice of a proposal to be presented at the 2000 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal which may come before the meeting.

      By Order of the Board of Directors,

      LAURIE BARTLETT KEATING
      Senior Vice President, General Counsel
      and Secretary

PROXY                                                                      PROXY

                               IOMEGA CORPORATION

   PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 20, 1999 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned, revoking all prior proxies, hereby appoint(s) Jodie K. Glore and Laurie Bartlett Keating, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of Common Stock of Iomega Corporation that the undersigned would be entitled to vote if personally present at Iomega's 1999 Annual Meeting of Stockholders be held at the Marriott Hotel, 75 South West Temple, Salt Lake City, Utah 84101 on Tuesday, April 20, 1999 at 11:00 a.m., local time, and at any adjournment thereof.

                (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

A  [ X ]  Please mark your
          votes as in this
          example.

                                      WITHHOLD
                                     AUTHORITY
                        FOR       to vote for all
                    all nominees     nominees                                                                  FOR  AGAINST  ABSTAIN
1. To elect the         [  ]           [  ]         Nominees:              2. To approve an Amendment of       [ ]    [ ]      [ ]
   persons listed                                     Jodie K. Glore          Iomega's 1997 Stock Incentive
   at right as                                        M.  Bernard Puckett     Plan to increase the number of
   Class II Directors: (except as marked below):      John M. Seldl           shares of common stock that may
                                                                              be issued under the plan from
                                                                              12,000,000 to 20,500,000.
[ ]  FOR ALL NOMINEES EXCEPT THE FOLLOWING:  (TO
     WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE                            3. To ratify the selection of       [ ]    [ ]      [ ]
     NOMINEES, WRITE THE NOMINEE'S NAME BELOW):                               Arthur Andersen LLP as Iomega's
                                                                              independent accountants for the
__________________________________________________                            current year.
__________________________________________________
                                                                           IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE
                                                                           UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE
                                                                           MEETING OR ANY ADJOURNMENT OF THE MEETING.

                                                                           THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE
                                                                           MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO
                                                                           DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE
                                                                           THREE DIRECTOR NOMINEES AND FOR PROPOSALS 2 AND 3.
                                                                           ATTENDANCE OF THE UNDERSIGNED AT THE MEETING OR ANY
                                                                           ADJOURNMENT THEREOF WILL NOT BE DEEMED TO REVOKE THIS
                                                                           PROXY UNLESS THE UNDERSIGNED SHALL REVOKE THIS PROXY IN
                                                                           WRITING OR AFFIRMATIVELY INDICATED THE INTENT TO VOTE IN
                                                                           PERSON.







SIGNATURE _________________________________  DATE __________,1999   SIGNATURE_________________________________  DATE __________,1999
                                                                                     IF HELD JOINTLY

NOTE: Please sign exactly as name appears on this card. When shares are held by joint owners, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation or a partnership; please sign by authorized person.

                               IOMEGA CORPORATION

                            1997 STOCK INCENTIVE PLAN
                     -------------------------------------
                     (as amended through February 3, 1999)


1.       PURPOSE

         The purpose of this 1997 Stock Incentive Plan (the "Plan") of Iomega Corporation, a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any present or future subsidiary corporations of Iomega Corporation as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

2.       ELIGIBILITY

         All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options or restricted stock (each, an "Award") under the Plan to purchase shares of the Company's common stock, $0.03 1/3 par value per share (the "Common Stock"). Any person who has been granted an Award under the Plan shall be deemed a "Participant".

3.       ADMINISTRATION, DELEGATION

         (a) ADMINISTRATION BY BOARD OF DIRECTORS. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

         (b) DELEGATION TO EXECUTIVE OFFICERS. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares subject to Awards for any one Participant to be made by such executive officers in any calendar year.

         (c) APPOINTMENT OF COMMITTEES. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). The Board shall appoint one such Committee consisting of not less than two members, each of whom shall be an "outside director" within the meaning of Section 162(m) of the Code and a "non-employee director" as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All references in the Plan to the "Board" shall mean a Committee or the Board or the executive officer referred to in Section 3(b) to the extent of such delegation.

4.       STOCK AVAILABLE FOR AWARDS

         (a) NUMBER OF SHARES. Subject to adjustment under Section 4(c), Awards may be made under the Plan for up to 20,500,000 shares of Common Stock (which reflects the two-for-one split of the Common Stock effected on December 22, 1997 in the form of 100% stock dividend to holders of record as of December 1, 1997, and amendments of the Plan adopted by the Board of Directors on October 30, 1998 and February 3, 1999). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

         (b) PER-PARTICIPANT LIMIT. Subject to adjustment under Section 4(c), the maximum number of shares with respect to which an Award may be granted to any Participant under the Plan shall be 500,000 shares per calendar year or, in the case of an initial Award made in connection with the employment of a new employee, 1,000,000 shares in the initial calendar year of such employee's employment. The per-participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

         (c) ADJUSTMENT TO COMMON STOCK. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of security and exercise price per share subject to each outstanding Option, and (iii) the repurchase price per security subject to each outstanding Restricted Stock Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable). Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding an conclusive. If this Section 4(c) applies and Section 7(e) also applies to any event, Section 7(e) shall be applicable to such event, and this Section 4(c) shall not be applicable.

5.       STOCK OPTIONS

         (a) GENERAL. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

         (b) INCENTIVE STOCK OPTIONS. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of
Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

         (c) EXERCISE PRICE. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement. The exercise price of each Incentive Stock Option granted under the Plan shall be no less than 100% of the Fair Market Value (as defined in paragraph (f)(2) of this Section 5) of the Common Stock at the time such Option is granted. The exercise price of each Nonstatutory Stock Option shall be no less than 25% of the Fair Market Value of the Common Stock at the time such Option is granted; provided however, that the maximum number of shares of Common Stock subject to Nonstatutory Stock Options granted in any calendar year at below 100% of Fair Market Value shall not exceed 10% of the total number of shares of Common Stock subject to Options granted in the prior calendar year (or, with respect to the first year of the Plan, in 1997).

         (d) DURATION OF OPTIONS. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement. No Option will be granted for a term in excess of 10 years, except those options granted in foreign jurisdictions which can be granted for a term of up to 11 years.

         (e) EXERCISE OF OPTION. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

         (f) PAYMENT UPON EXERCISE. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

                  (1) in cash or by check, payable to the order of the Company;

                  (2) except as the Board may otherwise provide in an Option, (i) delivery of an irrevocable and unconditional undertaking by a credit worthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a credit worthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; or (iii) delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by the Board in good faith ("Fair Market Value"), which Common Stock was owned by the Participant at least six months prior to such delivery;

                  (3) to the extent permitted by the Board and explicitly provided in the Option (i) by delivery of a promissory note of the Participant to the Company on terms agreed to and determined by the Board, (ii) by reduction in the amount of any liability owed by the Company to the Participant, including any liability attributable to the Participant's participation in any Company-sponsored deferred compensation program or arrangement, or (iii) by payment of such other lawful consideration as the Board may determine; or

                  (4) any combination of the above permitted forms of payment.

6.       RESTRICTED STOCK

         (a) GRANTS. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, "Restricted Stock Award"); provided, however, that the maximum number of shares of Common Stock subject to Restricted Stock Awards granted in any calendar year at below 100% of Fair Market Value shall not exceed 10% of the total number of shares of Common Stock subject to Awards made in the prior calendar year (or, with respect to the first year of the Plan, in 1997).

         (b) TERMS AND CONDITIONS. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price (which shall not be less than the par value of the Common Stock), if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.       GENERAL PROVISIONS APPLICABLE TO AWARDS

         (a) TRANSFERABILITY OF AWARDS. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

         (b) DOCUMENTATION. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

         (c) BOARD DISCRETION. Except as otherwise provided by the Plan, each type of Award may be made alone in addition to any other type of Award. The terms of each type of Award made under the Plan need not be identical, and the Board need not treat Participants uniformly.

         (d) TERMINATION OF STATUS. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

         (e)      ACQUISITION EVENTS; DISSOLUTION OR LIQUIDATION

                  (1) CONSEQUENCES OF ACQUISITION EVENTS. Upon the occurrence of an Acquisition Event (as defined below), or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall provide that outstanding Awards shall be assumed, or equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such Options substituted for Incentive Stock Options shall satisfy, in the determination of the Board, the requirements of Section 424(a) of the Code; PROVIDED, HOWEVER, that if any successor corporation refuses to assume or substitute such Awards, then the Board shall: (i) upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified date (the "Acceleration Date") prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants between the Acceleration Date and the consummation of such Acquisition Event (provided that, in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), the Board may provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options); and (ii) provide that all Restricted Stock Awards then outstanding shall become free of all restrictions prior to the consummation of the Acquisition Event.

         An "Acquisition Event" shall mean: (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto continuing to represent

(either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company; or (c) the acquisition of "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities (other than through a merger or consolidation or an acquisition of securities directly from the Company) by any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

                  (2) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Board shall notify each Participant as soon as practicable prior to the effective date of such proposed event. The Board, in its discretion, may upon written notice to the Participants, (i) provide that all then unexercised Options will become exercisable in full as of a specified date and for a specified period of time prior to such proposed event and (ii) provide that all Restricted Stock Awards then outstanding shall become free of all restrictions immediately prior to the effectiveness of such proposed event.

                  (3) ASSUMPTION OF OPTIONS UPON CERTAIN EVENTS. The Board may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another corporation who become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of property or stock of the employing corporation. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

         (f) WITHHOLDING. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards made to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

         (g) AMENDMENT OF AWARD. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

         (h) CONDITIONS ON DELIVERY OF STOCK. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

         (i) ACCELERATION. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, or that any Restricted Stock Awards shall be free of all restrictions, as the case may be.

8.       MISCELLANEOUS

         (a) NO RIGHT TO EMPLOYMENT OR OTHER STATUS. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

         (b) NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

         (c) EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant designated as subject to Section 162(m) by the Board shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders. No Awards shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted, by the Board but Awards previously granted may extend beyond that date.

         (d) AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no Award granted to a Participant designated as subject to Section 162(m) by the Board after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award (to the extent that such amendment to the Plan was required to grant such Award to a particular Participant), unless and until such amendment shall have been approved by the Company's stockholders.

         (e) STOCKHOLDER APPROVAL. For purposes of this Plan, stockholder approval shall mean approval by a vote of the stockholders in accordance with the requirements of Section 162(m) of the Code.

         (f) GOVERNING LAW. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.


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